Exhibit 10.3
PROMISSORY NOTE AND LOAN AGREEMENT

Date of the Note: May 16, 2012

Payee: Richard Brock

FOR VALUE RECEIVED, the undersigned, Vidaroo Corporation (the "Maker") promises to pay to the order of the Payee, (“defined as the Payee or any Holder in due course of this Note), at such place as the Payee may from time to time designate to the Maker in writing, in legal tender of the United States, the amount of the Note, upon the following terms:

1.           The Principal Amount of the Note shall be repaid in monthly installments of $2,000.00 beginning on April 1, 2013 until the Note and related accrued interest are fully satisfied.

2.           Interest shall accrue on this Note in the amount of 12% per annum, on the principal balance outstanding.

3.           If, at any time, any monies due hereunder are not paid when due, or any other conditions hereof are not met, time being of the essence, Maker shall be in default.  In such event, Payee shall have all rights and remedies available to it under Florida law.  In the event of default, this Note and all sums due hereunder shall bear interest at the highest lawful rate of interest permitted in the State of Florida from and after the date when such sums are due.  The interest payable or agreed to be paid hereunder shall not exceed the highest lawful rate of interest permitted in the state of Florida, and if, inadvertently, there is such excess sum, it shall be applied to reduce the Principal Amount.

4.           This Note shall be construed and enforced according to the laws of Florida. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

5.           Vidaroo and Payee hereby agree that the original amount loaned in June 2010, in the sum of $40,019 plus accrued interest accumulated to date under the terms and conditions of this Agreement, and agrees to terms and conditions set forth herein. Payee represents to Maker that he or she is an accredited and sophisticated investor, is fully aware of the risks associated with the loan that is being made hereby, and has had full and ample opportunity to review any and all pertinent financial and operational information relative to Maker, and has had the opportunity to seek and obtain any and all legal or financial advice or counsel relative to the making of this type of loan.

“Maker”	“Payee”

Vidaroo Corporation

By:/s/ Thomas Moreland 5/16/12	/s/ Richard Brock 5/11/12
Thomas Moreland	Richard Brock
Chief Financial Officer